Exhibit 10.20

Executed Version

RECEIVABLES PURCHASE AGREEMENT AMENDMENT No. 4

This RECEIVABLES PURCHASE AGREEMENT AMENDMENT No. 4 (this “Amendment”), dated as of December 11, 2013, among Kelly Receivables Funding, LLC, as Seller, Kelly Services, Inc., as Servicer, PNC Bank, National Association (“PNC”), as Purchaser Agent for the PNC Bank Purchaser Group, as Related Committed Purchaser, as LC Bank, as an LC Participant, as Administrator for each Purchaser Group (in such capacity, the “Administrator”), to RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), dated as of December 4, 2009, among Seller, Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, LC Bank, LC Participant, and Administrator.

W I T N E S S E T H:

WHEREAS, the Seller desires to amend the Receivables Purchase Agreement to modify the terms thereof.

WHEREAS, the Seller, Servicer, Purchaser Agent, Related Committed Purchaser, LC Bank, LC Participant, and Administrator agree to extend the Facility Termination Date and to further amend the Receivables Purchase Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties, Seller, Servicer, Purchaser Agent, Related Committed Purchaser, LC Bank, LC Participant, and Administrator hereto agree as follows:

Section 1.     Definitions. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Receivables Purchase Agreement.

Section 2.     Amendments to the Receivables Purchase Agreement.

(a)       Clauses (a) and (b) of Section 1.2 of the Receivables Purchase Agreement are hereby deleted in their respective entireties and replaced with the following:

(a)     Each Funded Purchase (but not reinvestment) of an undivided percentage ownership interests with regard to the Purchased Interest hereunder may be made on any day upon the Seller’s written notice in the form of Annex B (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 2:00 p.m., New York City time) at least two (2) Business Days before the requested Purchase Date, which notice shall specify: (A) in the case of a Funded Purchase (other than one made pursuant to Section 1.15(b)), the amount requested to be paid to the Seller (such amount, which shall not be less than $300,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents)) and shall be in integral multiples of $100,000 in excess thereof, with respect to each Purchaser Group, (B) the Purchase Date of such Funded Purchase (which shall be a Business Day) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital. Each Purchase Notice given by the Seller pursuant to this Section 1.2 shall be irrevocable and binding on the Seller except in connection with a Delayed Purchase Notice as provided in Section 1.2(h).

(b)     On the date of each Funded Purchase (but not reinvestment, issuance of a Letter of Credit or a Funded Purchase pursuant to Section 1.2(e)) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, each applicable Conduit Purchaser or Related Committed Purchaser, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Exhibit II (except as set forth in Section 1.2(h) with respect to a Delayed Purchase Amount), make available to the Seller in same day funds, at JPMorgan Chase Bank, N.A., account number 727176 (or such other account as may be so designated in writing by the Seller to the Administrator and each Purchaser Agent) an amount equal to the portion of Capital relating to the undivided percentage ownership interest with regard to the Purchased Interest then being funded by such Purchaser.

(b)       Section 1.2 of the Receivables Purchase Agreement is hereby amended by adding a new clause (h) thereto to read in its entirety as follows:

(h)     Delayed Purchases. The Seller and the Purchasers agree that each requested Funded Purchase shall be funded in accordance with Section 1.2(b) on the Purchase Date specified in the Purchase Notice unless, not later than 12:00 noon (New York City time) on the Business Day after the Seller delivers such Purchase Notice, any Purchaser (any such Purchaser, a “Delayed Funding Purchaser”) notifies the Seller and each other party hereto in writing (a “Delayed Purchase Notice”) that (x) charges relating to the “liquidity coverage ratio” under Basel III have been and are being recognized on such Delayed Funding Purchaser’s commitments, interests or obligations hereunder and (y) such Delayed Funding Purchaser intends to fund its Ratable Share of the Purchase so requested (the “Delayed Purchase Amount”) on a date specified in writing that is on or before the thirty-fifth (35th) day following the Purchase Date specified in such Purchase Notice (or if such day is not a Business Day, then on the next succeeding Business Day) (the “Delayed Purchase Date”) rather than on the Purchase Date requested in the Purchase Notice. For the avoidance of doubt, the Seller acknowledges and agrees that the “charges” provided for in the Delayed Purchase Notice pursuant to clause (x) above may be external charges incurred by the Delayed Funding Purchaser or internal charges incurred by any business unit of the Delayed Funding Purchaser in respect of its commitments, interests or obligations hereunder. Upon receipt of a Delayed Purchase Notice, the Seller may revoke the related Purchase Notice in whole by 4:00 p.m. (New York City time) on the Business Day on which the Seller receives the Delayed Purchase Notice; provided, however that failure by the Seller to revoke the related Purchase Notice as provided above shall be deemed an acceptance of the Delayed Purchase Date and the Purchase Date specified in such Purchase Notice with respect to such Delayed Funding Purchaser shall automatically be deemed to be the Delayed Purchase Date. Should the Seller revoke the Purchase Notice, such revocation shall be without cost to the Seller and the Administrator and the Purchasers shall not be entitled to damages, compensation or indemnity from the Seller due to such revocation. For the avoidance of doubt, (A) each Purchaser that is not a Delayed Funding Purchaser shall be obligated to fund its Ratable Share of the requested Purchase in accordance with Section 1.2(b), and (B) so long as the applicable conditions precedent set forth in Exhibit II with respect to the requested Purchase were satisfied on the related Purchase Date, the Delayed Funding Purchaser shall be required to fund the Delayed Purchase Amount on the Delayed Purchase Date irrespective of whether the Seller would be able to satisfy the applicable conditions precedent set forth in Exhibit II on such Delayed Purchase Date. No Delayed Funding Purchaser shall be considered to be in default of its obligation to fund its Delayed Purchase Amount hereunder unless and until it has failed to fund the Delayed Purchase Amount on or before the Delayed Purchase Date.

For the avoidance of doubt, Discount shall not accrue on any Delayed Purchase Amount until the date such Delayed Purchase Amount is funded by the Delayed Funding Purchaser.

(b)       The defined term “Facility Termination Date” appearing in Exhibit I of the Receivables Purchase Agreement is hereby amended by replacing the date “December 4, 2014” appearing therein with the date “December 9, 2016”.

(c)       The defined term “Majority Purchaser Agents” appearing in Exhibit I of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Majority Purchaser Agents” means, (i) at any time that no Purchaser is a Delayed Funding Purchaser that has an unfunded Delayed Purchase Amount, the Purchaser Agents which in their related Purchaser Group have Related Committed Purchasers whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Related Committed Purchasers in all Purchaser Groups; provided, that so long as any one Related Committed Purchaser’s Commitment is greater than 50% of the aggregate Commitments and there is more than one Purchaser Group, then “Majority Purchaser Agents” shall mean a minimum of two Purchaser Agents which in their related Purchaser Group have Related Committed Purchasers whose Commitments aggregate more than 50% of the aggregate Commitment of all Related Committed Purchasers in all Purchaser Groups and (ii) at any time that there is a Delayed Funding Purchaser that has an unfunded Delayed Purchase Amount, the Purchaser Agents which in their related Purchaser Group have Related Committed Purchasers whose Capital aggregate more than 50% of the Aggregate Capital; provided, that so long as any one Related Committed Purchaser’s Capital is greater than 50% of the aggregate Commitments and there is more than one Purchaser Group, then “Majority Purchaser Agents” shall mean a minimum of two Purchaser Agents which in their related Purchaser Group have Related Committed Purchasers whose Capital aggregate more than 50% of the Aggregate Capital.

(d)       Exhibit I of the Receivables Purchase Agreement is hereby further amended by adding the following defined terms in the appropriate alphabetical sequence to read as follows:

“Delayed Purchase Date” is defined in Section 1.2(h).

“Delayed Funding Purchaser” is defined in Section 1.2(h).

“Delayed Purchase Notice” is defined in Section 1.2(h).

“Delayed Purchase Amount” is defined in Section 1.2(h).

Section 3.        Representations of the Seller and Servicer. Each of Seller and Servicer hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement and any other Transaction Documents to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date).

Section 4.       Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date first written above (the “Effective Date”) upon the satisfaction of the following conditions precedent:

(a)     Administrator shall have received a fully executed counterpart of this Amendment;

(b)     Administrator shall have received a fully executed Fourth Amended and Restated Fee Letter with respect to the PNC Bank Purchaser Group;

(c)     each representation and warranty of Seller and Servicer contained herein or in any other Transaction Document (after giving effect to this Amendment) shall be true and correct; and

(d)     no Termination Event, as set forth in Exhibit V of the Receivables Purchase Agreement, shall have occurred and be continuing.

Section 5.       Amendment. The Seller, Servicer, Purchaser Agent, Related Committed Purchaser, LC Bank, LC Participant, and Administrator hereby agree that the provisions and effectiveness of this Amendment shall apply to the Receivables Purchase Agreement as of the date hereof. Except as amended by this Amendment, the Receivables Purchase Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.

Section 6.       Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.       Captions. The headings of the Sections of this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.

Section 8.       Successors and Assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, Seller, Servicer, Purchaser Agent, Related Committed Purchaser, LC Bank, LC Participant, and Administrator and their respective successors and permitted assigns.

Section 9.       Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.     Governing Law and Jurisdiction. The provisions of the Receivables Purchase Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Seller, Servicer, Purchaser Agent, Related Committed Purchaser, LC Bank, LC Participant, and Administrator have each caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.

KELLY RECEIVABLES FUNDING, LLC, as Seller

By:	/s/ Joel Starr
Name:	Joel Starr
Title:	VP and Treasurer

KELLY SERVICES, INC., as Servicer

By:	/s/ Joel Starr
Name:	Joel Starr
Title:	VP and Treasurer

Receivables Purchase Agreement Amendment No. 4

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the PNC Bank Purchaser Group

By:	/s/ Jason D. Rising
Name:	Jason D. Rising
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Related Committed Purchaser

By:	/s/ Jason D. Rising
Name:	Jason D. Rising
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as the LC Bank and as an LC Participant

By:	/s/ Jason D. Rising
Name:	Jason D. Rising
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ Jason D. Rising
Name:	Jason D. Rising
Title:	Senior Vice President

Receivables Purchase Agreement Amendment No. 4